UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

General Form for Registration of Securities

Pursuant to Section 12 (b) or 12(g) of the Securities Exchange Act of 1934

LUXURY TRINE DIGITAL MEDIA GROUP, INC.

(Exact name of Company as specified in its charter)

Delaware	81-2775456
(State or other jurisdiction	(EIN No.)
of Incorporation)

2 Greenwich Office Park, Suite 300
Greenwich, CT 06831

(Address of principal executive
offices)

Telephone Number 203-542-2850

Securities to be registered under
Section 12(b) of the Act:

None

Securities to be registered under

Section 12(g) of the Act:

Class A Common Stock $.001 Par Value

Class B Common Stock $.001 Par Value

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of a “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

[ ] Large accelerated filer	[ ] Accelerated filer
[ ] Non-accelerated filer	[X] Smaller reporting company

EXPLANATORY NOTE

This registration statement on Form 10 (the “Registration Statement”) is being filed by Luxury Trine Digital Media Group Inc. (“Luxury Trine” the “ Company,” “we,” “us,” or “our”) in order to register common stock of the Company voluntarily pursuant to Section 12(g) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company is not required to file this Registration Statement pursuant to the Securities Act of 1933, as amended (the “Securities Act”). Once this registration statement is deemed effective, we will be subject to the requirements of Regulation 13A under the Exchange Act, which will require us to file annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

FORWARD LOOKING STATEMENTS

The following discussion, in addition to the other information contained herein should be considered carefully in evaluating the Company’s prospects. Forward-looking statements regarding the Company and its business, financial condition, results of operations and prospects. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Report. Additionally, statements concerning future matters such as revenue projections, projected profitability, growth strategies, possible changes in legislation and other statements regarding matters that are not historical are forward-looking statements.

Forward-looking statements reflect the good faith judgment of its management and the statements are based on facts and factors as the Company currently knows them. Forward-looking statements are subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, those discussed in the Section identified as “Risk Factors”. You are urged not to place undue reliance on these forward-looking statements which speak only as of the date of the date hereof.

3

Item 1. Business

Overview:

LUXURY TRINE DIGITAL MEDIA GROUP. INC

Luxury Trine Digital Media Group Inc. (“Luxury Trine”) was incorporated in the State of Delaware on May 20, 2016. Its consolidated Variable Interest Entity (“VIE”), Trine Digital Broadcasting Ltd, was incorporated in the United Kingdom on July 3, 2017. Luxury Trine Digital Media Group Inc. is a new media company that markets brands and advertisers’ products and services to help increase market share and break into new market segments.

The Company’s principal place of business is located at 2 Greenwich Office Park, Suite 300, Greenwich, CT 06831.

Luxury Trine’s goal is to become a media conglomerate with diverse horizontal business segments in media, media-technology and telecommunication integrated across voice, data, internet services, cloud based managed hi performance Wi-Fi networks and structured cabling design and installation.

The Company’s business model focuses on diversification across products, services, geographic locations, customers and markets. For some of its segments, Luxury Trine seeks to create vertical integration while its primary focus is to create and develop horizontal business segments.

The Company currently owns, operates and licenses several media properties through the following service marks: Luxury Trine Publications, Dixx Media and Luxury Trine TV.

Luxury Trine Publications:

Luxury Trine Publications was launched in 2015 to demonstrate the proof of concept for a provisional utility patent filed by our CEO, Lynda Chervil, with the US Patent and Trademark Office under US20160371739. This invention revealed new business methods for a digital new-media communications platform that promotes luxury brands with eco-friendly products and sustainable practices via targeted marketing extension strategies with branding initiatives. Although this invention is currently patent-pending, Luxury Trine entered into a licensing agreement in January 2018 with our CEO which extended software development rights to Luxury Trine to rebuild the Luxury Trine Publications marketing platform into native applications with its own proprietary source codes. Previously, the Luxury Trine publications were developed on Twixl Publisher, a third party software development platform, as custom applications which were subsequently removed from publication. We anticipate relaunching the Luxury Trine Publications in the fourth quarter of 2018.

4

DIXX Media:

DIXX Media is a business segment and registered service mark of Luxury Trine Digital Media Group Inc. DIXX Media operates 13 digital magazines and business information publications designed to provide diversified media and information services to diverse consumer segments across multiple industry segments from consumer lifestyle, science, technology to politics.

Luxury Trine TV

Luxury Trine TV is an OTT platform1 that distributes short form luxury lifestyle information and entertainment content to diverse consumer segments via smart TV platforms and set top boxes.

Trine Digital Broadcasting LTD. (the “VIE”)

The VIE’s intent is to expand the business of Luxury Trine in the United Kingdom through Trine Digital Broadcasting Ltd.

Trine Digital Broadcasting Ltd is a UK based broadcasting company that will distribute long form television content via linear satellite TV, digital TV, (VOD), IPTV enabling advertisers to reach critical mass audiences with diverse forms of access to television contents.

The VIE’s objectives are twofold: Develop Software as a Service (‘SaaS”) broadcast technology products and bring addressable TV to the US once there is a market for HbbTV in the US. Presently there is no market for Hybrid broadcast broadbased TV (“HbbTV”) in the US and addressable TV is an opportunity gap that we intend to fill with HbbTV enabling technologies in the US market.

Based upon the growth of the UK media market, our initial focus for Trine Digital Broadcasting Ltd. will be in the UK where we intend to acquire existing UK based companies to deploy our strategies which include strategic alliances with UK based companies to balance market penetration, market development, product development and diversification.

1 Over-the-top content (OTT) is the audio, video, and other media content delivered over the Internet without the involvement of a multiple-system operator (MSO) in the control or distribution of the content.

5

Studies

According to a 2017 Pricewaterhouse Global Entertainment & Media Outlook, the UK is predicted to grow at a compound rate of 3% per annum over the next 5 years to be worth £72 billion by 2021. Digital services will account for over 60% of all spend in the sector growing at 5.8% CAGR per annum. The fastest growing sectors will be Virtual Reality (VR) and E-Sports, both new additions to our interactive forecasting tool, whilst in the analogue world TV Advertising continues to grow.

●	The internet continues to dominate the advertising sector, as the UK maintains its market leading position in Europe over the next 5 years.

●	The Internet advertising industry will be worth £14.4b in 2021 accounting for 53% of all advertising spend, growing at 8.2% CAGR over the next 5 years and showing no signs of slowing down.

●	With 89m smartphones in the UK in 2021 advertisers continue to channel their spend online and especially in mobile. Mobile advertising will be one of the largest and fastest growing sectors over the next 5 years and will account for over half of all internet advertising spend in 2021.

●	In 2021 consumers will spend more on video content than cinema admissions as “Netflix and chill” and binge-watching content continues to shape viewing habits.

●	Interactive video content through E-Sports, Virtual Reality and Video games continue to be firm favorites amongst consumers, with exceptional growth forecast over the next 5 years.

●	The VR sector will be worth £801m in 2021, all of which is consumer spend. With over 16m VR headsets in the UK alone, innovative brands and content creators have a real opportunity to engage with consumers on a new level if they can enhance their experience

According to E-Marketer report on US spending, Digital spending will see double-digit growth each year of the forecast, soaring from $83.00 billion in 2017 to $129.23 billion in 2021.

●	Digital ad expenditures surpassed TV for the first time in 2016, and the gap will widen by roughly $10 billion this year.

●	Mobile will be the main driver of digital’s growth in 2017, accounting for over 70% of digital and more than one-quarter of total media outlays. Growth will remain in double digits through the end of the forecast, with mobile ad spending expected to surpass TV in 2019.

According to a Business Insider (BI) headline, native ads will drive 74% of all ad revenue by 2021.

●	BI data further suggests that spending on native advertising in the United States will reach $21 billion by 2018. While the largest segment of native ad spending is in social media, the fastest growing segment is native-style display which is expected to grow by more than 200% over the next two years.

6

The implications of these studies suggest that we will benefit from current and future growth in new media by focusing, identifying and investing in growing and emerging sectors.

Revenue Stream:

We have generated nominal revenues to date. The key to our success will be securing additional financing to implement our business plan. Future revenue streams will be based on the following pillars:

●	Programmatic ad serving on our DIXX Media properties.

●	Display advertising revenues from affiliate marketing programs on DIXX Media properties.

●	Sponsorships, pre-roll & mid-roll advertising videos ingested in our Luxury Trine Publications.

●	Pre-roll and mid-roll video advertising revenues from Luxury Trine TV.

Once fully operational, we intend to focus on cross selling services from all business segments to our entire client population in an effort to increase the share of wallet per customer and boost our revenue per customer. Management believes that if we add each customer to at least 3 of our business segments, we will be able to reduce customer attrition and achieve improved customer loyalty.

Our Competition

Our competitive landscape is as diverse as the media segments in which we seek to operate. We face competition from some of the largest and best capitalized companies in the United States and throughout the world and include media conglomerate such as Gannett, Time Warner, Viacom to small-cap and mid-cap media planning and planning agencies. Companies such as Facebook, Google, Apple, AT&T and Comcast to name a few have the tools to launch competing services. These and other niche companies have greater name recognition and financial resources, enabling them to finance acquisition and development opportunities or develop and support their own operations. They may also be in a position to pay higher prices than we would for the same acquisition opportunities. Consequently, we may encounter significant competition in our efforts to achieve our internal and external growth objectives. Many of our competitors have established methods of operation that have been proven over time to be successful.

Item 1A. Risk Factors

The risks and uncertainties described below are not the only ones facing the Company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the following risks actually occur, our business could be materially adversely affected. In such case, the Company may not be able to proceed with its planned operations and your investment may be lost entirely.

7

An investment in our securities is highly speculative and subject to a high degree of risk. Only those who can bear the risk of the entire loss of their investment should participate. Prospective investors should carefully consider the following factors, among others, prior to making an investment in the Securities described herein.

There is no trading market in our Common Stock. There can be no assurance that a trading market in our Common Stock or other securities will develop, or if such a market develops, that it will be sustained.

AS SUCH, INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME AND MUST BE ABLE TO WITHSTAND A TOTAL LOSS OF THEIR INVESTMENT.

THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY ONES WE FACE. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN TO US OR THAT WE CURRENTLY DEEM IMMATERIAL MAY ALSO IMPAIR OUR BUSINESS OPERATIONS. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS COULD BE MATERIALLY ADVERSELY AFFECTED. IN SUCH CASE, WE MAY NOT BE ABLE TO PROCEED WITH ITS PLANNED OPERATIONS AND YOUR INVESTMENT MAY BE LOST ENTIRELY.

RISKS ASSOCIATED WITH THE COMPANY’S PROSPECTIVE BUSINESS AND OPERATIONS:

We do not have sufficient capital to implement our business strategy.

We lack working capital to continue operations. We will need approximately $10 million during the next twelve months to implement our business plan. While management has had discussions with several investment bankers and underwriters, the Company has no firm commitment and has not signed any type of underwriting agreement. As such, there can be no assurance that we will secure sufficient funding to implement our business plan.

We have no commitment for additional funding.

We have no commitment for additional funding. We may attempt to secure working capital through either a debt or equity offering. We may also seek to secure financing from an institutional investor. There can be no assurance that we will be able to secure institutional financing or if available, will be available on terms acceptable to the Company.

We have had limited operations to date.

We have limited operations to date and no funds to finance ongoing operations. As a result, it will be difficult for you to evaluate our potential future performance without the benefit of an established track record. We may encounter unanticipated problems implementing our business plan, which may have a material adverse effect on our results of operations. Accordingly, no assurance can be given that we will be successful in implementing our business strategy or that we will be successful in achieving our objective. Our prospects for success must be considered in the context of a new company with limited resources in a highly competitive industry. As a result, investors may lose their entire investment.

8

We may not be able to operate our business successfully or generate sufficient cash flows to meet our operational requirements

Our revenues may not be sufficient to meet our cash flow requirements. As a result, we may not be able to implement our business strategies, expansion plans. There is no commitment for additional equity or debt financing. Even if we were to obtain funding, there can be no assurance that it will be available on terms acceptable to the Company.

WE WILL NEED TO RAISE ADDITIONAL CAPITAL TO MEET OUR FUTURE BUSINESS REQUIREMENTS AND SUCH CAPITAL RAISING MAY BE COSTLY OR DIFFICULT TO OBTAIN AND COULD DILUTE CURRENT STOCKHOLDERS’ OWNERSHIP INTERESTS.

We will require a significant capital infusion to implement our business model We do not have any firm commitments or other identified sources of additional capital from third parties or from our officer and director or from other shareholders. There can be no assurance that additional capital will be available to us, or that, if available, it will be on terms satisfactory to us. Any additional financing will involve dilution to our existing shareholders. If we do not obtain additional capital on terms satisfactory to us, or at all, it may cause us to delay, curtail, scale back or forgo some or all of our business operations, which could have a material adverse effect on our business and financial results and investors would be at risk to lose all or a part of any investment in our Company.

WE ARE DEPENDENT UPON OUR CEO FOR HER SERVICES AND ANY INTERRUPTION IN HER ABILITY TO PROVIDE HER SERVICES COULD CAUSE US TO CEASE OPERATIONS.

The loss of the services of Ms. Lynda Chervil, our CEO, Chairman and President, could have a material adverse effect on us. We do not maintain any life insurance on Ms. Chervil. The loss of Ms. Chervil’s services could cause investors to lose all or a part of their investment. Our future success will also depend on our ability to attract, retain and motivate other highly skilled employees. Competition for personnel in our industry is intense. We may not be able to assimilate or retain highly qualified employees now or in the future. If we do not succeed in attracting new personnel or retaining and motivating our current personnel, our business will be adversely affected.

9

OUR FUTURE SUCCESS WILL DEPEND ON OUR ABILITY TO GENERATE AND INCREASE REVENUES.

We operate in a highly competitive market and face numerous risks and uncertainties in achieving both the ability to generate and increase revenues. In order to drive revenues for our business, we must successfully:

●	Deploy, implement and execute a marketing plan for client acquisition and retention, to attract corporations and individuals to our services;

●	Develop, retain and engage a critical mass audience for our digital lifestyle magazine and business media websites, application users on our Luxury Trine Publications platform, digital viewers across various digital TV delivery platforms and such other business endeavors we undertake.

●	Attract and retain qualified personnel from our competitors with experience and expertise to serve in various capacities, including sales and marketing positions; and

●	Invest in software technologies that will enable our company to build scalability with the ability to continue to function well with changes in size and volume of our audiences to meet their needs;

If we are not successful in the execution of these strategies, our business, results of operations and financial condition will be materially adversely affected.

THERE IS NO ASSURANCE OUR FUTURE OPERATIONS WILL RESULT IN PROFITABLE OPERATIONS. IF WE CANNOT GENERATE SUFFICIENT REVENUES TO OPERATE PROFITABLY OR WE ARE UNABLE TO RAISE ADDITIONAL FUNDS, THIS MAY DECREASE SHAREHOLDER VALUE OR CAUSE US TO CEASE OPERATIONS.

We expect to incur operating losses in future periods as we develop our various business We cannot be sure that we will be successful in generating revenues in the future. If we are unable to generate sufficient revenues or raise additional funds, our business will be adversely affected and our shareholders may lose their investment.

WE FACE INTENSE COMPETITION FROM OTHER PROVIDERS.

We compete with many providers of media services. Because our market poses no substantial barriers to entry, we expect this competition to continue to intensify. The types of companies with which we compete and challenge include:

●	other luxury marketing companies, such as Luxury Branded, which aim to market luxury brands utilizing various strategies; Digital Luxury Group, a digital marketing and business intelligence firm; S/B Factory, a brand development shop that provides early to advanced stage strategic development for luxury and lifestyle brands in addition to several independent linear TV channel operators in the UK and digital TV broadcasters on a global scale;

●	start-up companies entering the market;

●	changes in our competitors’ strategies and tactics to which we may not be able to adequately respond.

10

Many of our existing competitors, as well as many of our potential competitors, have longer operating histories, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than we do.

Many of our competitors will be able to respond more quickly to new or emerging technologies and changes in the industry or to devote greater resources to the development, promotion and sale of their services than we can. Competitors may be more able to launch extensive marketing campaigns and enhance their visibility in the market. In addition, current and prospective competitors may establish cooperative relationships among themselves or with third parties to improve their ability to address the needs of our existing and prospective customers. If these events occur, they could have a materially adverse effect on our revenue. Increased competition could also result in price reductions, reduced margins or loss of market share.

Our ability to compete may depend upon factors outside of our control

Factors outside of our control which may inhibit the ability to implement our business strategy and profitably operate the Company include:

●	the prices of our competitor’s services;

●	the ability of competitors to launch extensive marketing campaigns;

●	changes in consumer behavior;

●	changes in the global economy;

●	changes within the media, technology and telecommunications business sectors of the global economy.

In order to remain competitive, we must have the ability to respond promptly and efficiently to the ever-changing marketplace. We will have to adapt by revamping our own strategies and tactics to adequately respond in changing competitive business climates.

IF WE DO NOT SUCCESSFULLY ESTABLISH AND MAINTAIN OUR COMPANY AS A HIGHLY TRUSTED AND RESPECTED NAME OR ARE UNABLE TO ATTRACT AND RETAIN CLIENTS, WE COULD SUSTAIN LOSS OF REVENUES, WHICH COULD SIGNIFICANTLY AFFECT OUR BUSINESS.

In order to attract and retain a client base and increase business, we must establish, maintain and strengthen our name and the services we provide. To be successful in establishing our reputation, clients must perceive us as a trusted source for quality services. If we are unable to attract and retain clients with our current marketing plans, we may not be able to successfully establish our name and reputation, which could significantly affect our business, financial condition and results of operations.

11

WE MAY NOT BE SUCCESSFUL IN INCREASING OUR BRAND AWARENESS WHICH WOULD ADVERSELY AFFECT OUR BUSINESS.

Our future success will depend, in part, on our ability to increase the brand awareness of our services. If our marketing efforts are unsuccessful or if we cannot increase our brand awareness, our business, financial condition and results of operations would be materially adversely affected.

OUR BUSINESS COULD BE ADVERSELY AFFECTED BY A DOWNTURN IN THE ECONOMY.

We are in part dependent upon the demand for luxury brands, making our business susceptible to a downturn in the financial climate. We are relying on the demand of consumers and in the stability of economic markets to generate revenues.

OUR BUSINESS WOULD BE ADVERSELY AFFECTED IF WE ARE NOT ABLE TO CREATE AND DEVELOP AN EFFECTIVE WORKFORCE.

A significant component to our growth strategy is attracting and retaining qualified, creative, innovative and experienced personnel. Our business would be adversely affected if we were unable to succeed in developing an effective workforce. We currently do not employ a workforce capable of generating revenue.

RAPID CHANGES IN TECHNOLOGY COULD IMPACT OUR ABILITY TO COMPETE.

Rapid changes in technology could affect our ability to compete for business customers. The technology used to deliver communications services has changed rapidly in the past and will likely continue to do so in the future. If we are unable to keep up with such changes, we may not be able to offer competitive services to our business customers. This could adversely affect our ability to compete for business customers, which, in turn, would adversely affect our results of operations and financial condition.

PAYMENTS FOR TARIFFS MAY ADVERSELY AFFECT OUR BUSINESS.

In certain markets where we provide services to businesses, we may pay a significant portion for our network capacity from certain platforms and verticals. These platforms may compete directly with us for customers. The prices for platform services are contained in either tariffs, interconnection agreements, or negotiated contracts. Terms, conditions and pricing for tariff services may be changed, but they must be approved by the appropriate regulatory agency before they go into effect.

INCREASES IN BROADBAND USAGE MAY CAUSE NETWORK CAPACITY LIMITATIONS.

Increase in broadband usage may cause network capacity limitations, resulting in service disruptions or reduced capacity for customers.

12

Video streaming services and peer-to-peer file sharing applications use significantly more bandwidth than traditional Internet activity such as web browsing and email. As utilization rates and availability of these services continue to grow, our high-speed Internet customers may use much more bandwidth than in the past. If this occurs, we could be required to make significant capital expenditures to increase network capacity to avoid service disruptions or reduced capacity for customers.

Alternatively, we may choose to implement network management practices to reduce the network capacity available to bandwidth-intensive activities during certain times in market areas experiencing congestion, and these actions could negatively affect customer experience and increase customer churn.

While we believe demand for these services may drive high-speed Internet customers to pay for faster broadband speeds, we may not be able to recover the costs of the necessary network investments. This could result in an adverse impact to our results of operations and financial condition.

DISRUPTIONS AND NETWORK CONGESTION MAY CAUSE US TO LOSE CUSTOMERS AND INCUR ADDITIONAL COSTS.

Disruptions and congestion in our networks and infrastructure may cause us to lose customers and incur additional expenses.

Our customers will depend on reliable service over various networks. Some of the risks to our network infrastructure include physical damage to lines, security breaches, capacity limitations, power surges or outages, software defects and disruptions beyond our control, such as natural disasters and acts of terrorism. From time to time in the ordinary course of business, we will experience disruptions in our service due to factors such as cable damage, inclement weather and service failures in our third-party service providers. Additionally, we could face disruptions due to capacity limitations because of changes in our customers’ high-speed Internet usage patterns. These patterns have changed in recent years, for example through the increased usage of video and streaming, resulting in a significant increase in the utilization of our network.

We could experience more significant disruptions in the future. Disruptions may cause interruptions in service or reduced capacity for customers, either of which could cause us to lose customers or incur additional expenses or capital expenditures. Such results could adversely affect our results of operations and financial condition.

Disruptions in our data centers could cause service interruptions for customers. If a disruption occurs in one of our data centers, our customers could lose access to information critical to running their businesses, which could result in a loss of customers. We may also incur significant operating or capital expenditures to restore service. Thus, disruptions could affect our results of operations and financial condition.

13

A CHANGING REGULATOY ENVIRONMENT CAN AFFECT OUR OPERATIONS.

Future revenues, costs, and capital investment in our platform could be adversely affected by material changes to, or decisions regarding applicability of government requirements, including, but not limited to, state and federal USF2 support and other pricing and requirements. Federal and state communications laws may be amended in the future, and other laws may affect our business. In addition, certain laws and regulations applicable to us and our competitors may be, and have been, challenged in the courts and could be changed at any time. We cannot predict future developments or changes to the regulatory environment or the impact such developments or changes would have.

In addition, these regulations could result in significant compliance costs. Delays in obtaining certifications and regulatory approvals could result in substantial legal and administrative expenses and additionally, conditions imposed in connection with such approvals could adversely affect the rates that we are able to charge our customers. Our business also may be affected by legislation and regulations imposing new or greater obligations related to, for example, assisting law enforcement, bolstering homeland and cyber-security, protecting intellectual property rights of third parties, minimizing environmental impacts, protecting customer privacy, or addressing other issues that affect our business.

WE MAY BE SUBJECT TO INTELLECTUAL PROPERTY CLAIMS.

We may need to defend ourselves against lawsuits or claims that we infringe upon the intellectual property rights of others.

From time to time, we may receive notices from third parties, or we may be named in lawsuits filed by third parties, claiming we have infringed or are infringing upon their intellectual property rights. We may receive similar notices or be involved in similar lawsuits in the future. In certain situations, we may have the ability to seek indemnification from our vendors regarding these lawsuits or claims. If we cannot enforce our indemnification rights or if our vendors lack the financial means to indemnify us, these claims may require us to expend significant time and money defending our alleged use of the affected technology, may require us to enter into licensing agreements requiring one-time or periodic royalty payments that we would not otherwise have to pay, or may require us to pay damages. If we are required to take one or more of these actions, it may result in an adverse impact to our results of operations and financial condition. In addition, in responding to these claims, we may be required to stop selling or redesign one or more of our products or services, which could adversely affect the way we conduct our business.

14

WE MAY NOT BE ABLE TO SUCCESSFULLY MANAGE OUR GROWTH.

We could experience growth over a short period, which could put a significant strain on our managerial, operational and financial resources. We must implement and constantly improve our certification processes and hire, train and manage qualified personnel to manage such growth. As part of this growth, we may have to implement new operational and financial systems and procedures and controls to expand, train and manage our employees, especially in the areas of marketing and technology. If we fail to develop and maintain our services and processes as we experience our anticipated growth, demand for our services and our revenues could decrease.

OUR INABILITY TO GENERATE SIGNIFICANT REVENUES TO DATE RAISES DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We have nominal revenues to date and will need a significant capital infusion to implement our business plan. As a result, our Independent Registered Public Accounting Firm has expressed substantial doubt about the Company’s ability to continue as a going concern in their report to the financial statements included in the registration statement

BECAUSE WE HAVE NOT IMPLEMENTED OUR BUSINESS MODEL, WE HAVE NOT PROVEN OUR ABILITY TO GENERATE REVENUES OR PROFITS, AND ANY INVESTMENT IN THE COMPANY IS RISKY.

We have very little meaningful operating history so it will be difficult for you to evaluate an investment in our stock. We have not sold any of our products to date. Our Independent Registered Public Accounting Firm have expressed substantial doubt about our ability to continue as a going concern. We cannot assure that we will ever be profitable. As a result, investors will bear the risk of complete loss of their investment in the event we are not successful.

WE WILL INCUR INCREASED COSTS AS A RESULT OF BECOMING A PUBLIC COMPANY.

Following the filing of this Registration Statement we will become a mandatory filer with the Securities and Exchange Commission. As a public company, we will incur significant legal, accounting, consulting and other expenses that we did not incur as a private company. We will incur costs associated with our public company reporting requirements.

THERE IS CURRENTLY NO MARKET FOR OUR COMMON STOCK, AND WE DO NOT EXPECT THAT A MARKET WILL DEVELOP IN THE FORESEEABLE FUTURE MAKING AN INVESTMENT IN OUR COMMON STOCK ILLIQUID.

There is currently no market for our common stock. We do not expect that a market will develop in the foreseeable future. The lack of a market may impair the ability to sell shares at the time investors wish to sell them or at a price considered to be reasonable. In the event that a market develops, we expect that it would be extremely volatile.

15

WE DO NOT ANTICIPATE DIVIDENDS TO BE PAID ON OUR COMMON STOCK AND INVESTORS MAY LOSE THE ENTIRE AMOUNT OF THEIR INVESTMENT.

A dividend has never been declared or paid in cash on our common stock and we do not anticipate such a declaration or payment for the foreseeable future. We expect to use future earnings, if any, to fund business growth. Therefore, stockholders will not receive any funds absent a sale of their shares. We cannot assure stockholders of a positive return on their investment when they sell their shares nor can we assure that stockholders will not lose the entire amount of their investment.

OUR CHIEF EXECUTIVE OFFICER AND MAJORITY STOCKHOLDER MAY SIGNIFICANTLY INFLUENCE MATTERS TO BE VOTED ON AND HER INTERESTS MAY DIFFER FROM, OR BE ADVERSE TO, THE INTERESTS OF OUR OTHER STOCKHOLDERS.

The Company’s executive officer and majority stockholder controls 99.79% of our outstanding common stock. Accordingly, the Company’s executive officer and majority stockholder possess significant influence over the Company on matters submitted to the stockholders for approval, including the election of directors, mergers, consolidations, the sale of all or substantially all our assets, and also the power to prevent or cause a change in control. This amount of control gives them substantial ability to determine the future of our Company, and as such, they may elect to close the business, change the business plan or make any number of other major business decisions without the approval of shareholders. The interest of our majority stockholders may differ from the interests of our other stockholders and could therefore result in corporate decisions that are averse to other stockholders.

Cautionary Note Regarding Forward Looking Statements.

This Registration Statement contains or may contain forward-looking statements that are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements were based on various factors and were derived utilizing numerous assumptions and other factors that could cause our actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, U.S. and global competition, and other factors. Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the areas of risk described in connection with any forward-looking statements that may be made herein. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Memorandum.

Item 2. Financial Information

Luxury Trine is a developmental stage company and has limited operations to date. Our activities since inception include devoting substantially all of our efforts to business planning and development. Additionally, we have allocated a substantial portion of our time and investment to the completion of our development activities to launch our marketing plan and generate revenues and to raising capital.

16

We require a significant cash infusion to fund our operations. In furtherance thereof, on October 24, 2017 we filed a Form D with the Securities and Exchange. The Form D was filed in connection with a private placement of the Company’s Class A Common Stock whereby the Company would sell 5,000,000 shares of its Class A Common Stock at $2.00 per share. To date, no securities have been sold pursuant to this offering and the Company will continue to identify prospective investors in this offering or, seek other forms of debt or equity financing.

Results of Operations

For the Period May 20, 2016 (Inception) to December 31, 2016

Net Sales

Revenues

The Company is considered to be in the development stage. There were no revenues generated in 2016.

Operating Expenses

Total operating expenses for the period May 20, 2016 (Inception) to December 31, 2016 were $101,390. The operating expenses consisted of selling, general and administrative expenses of $1,534, rent expense of $7,979, and compensation and related taxes of $91,877 which included $18,960 of stock based compensation.

Net Loss

We reported a net loss of $101,390 for the period May 20, 2016 (Inception) to December 31, 2016.

Liquidity and Capital Resources

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. At December 31, 2016, we had a cash balance of $0. Our working capital deficit was $73,044 at December 31, 2016.

Accrued expenses were $1,102 at December 31, 2016.

17

The Company is considered to be in the development stage and we had no sales during the period May 20, 2016 (Inception) to December 31, 2016. We will need to raise significant additional capital to fund our operating expenses, pay our obligations, and grow our company. We reported a net loss of $101,390 during the period May 20, 2016 (Inception) to December 31, 2016. At December 31, 2016 we had a working capital deficit of $73,044. We will not be profitable in 2017. Therefore, our operations will be dependent on our ability to secure additional financing. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms.

Operating activities

Net cash used in operating activities for the period May 20, 2016 (Inception) to December 31, 2016 amounted to $9,386 and was attributable to our net loss of $101,390 and security deposit of $1,950 offset by stock compensation of $18,960, accrued expenses of $1,102, accrued officer compensation of $72,917, and deferred rent of $975.

Financing activities

Net cash provided by financing activities were $9,386 for the period May 20, 2016 (Inception) to December 31, 2016 which were from shareholder contributions.

Results of operations for the Three and Nine Months Ended September 30, 2017 Compared to Three Months Ended September 30, 2016 and for the Period May 20, 2016 (Inception) to September 30, 2016

Revenue

There were no revenues generated in 2016. During the three and nine months ended September 30, 2017 revenue was $432 and $820, respectively.

Operating Expenses

Total operating expenses for the three months ended September 30, 2007 were $63,273 an increase of $58,181, or approximately 1,143%, from total operating expenses for the comparable three months ended September 30, 2016 of $5,092. This increase is primarily attributable to increased selling, general and administrative expenses along with software development and officer compensation and related taxes. Total operating expenses for the nine months ended September 30, 2017 were $182,755, an increase of $158,863, or approximately 665%, from total operating expenses for the period May 20, 2016 (Inception) to September 30, 2016 of $23,892. The increase is primarily attributable to increased selling, general and administrative expenses along with software development, rent expense, and officer compensation and related taxes.

18

Loss from Operations

We reported a loss from operations of $62,841 and $181,935 for the three and nine months ended September 30, 2017, as compared to a loss from operations of $5,092 and $23,892 for the three months ended September 30, 2016 and the period May 20, 2016 (Inception) to September 30, 2016. An increase of $57,749 and $158,043 or 1,134% and 661%, respectively for the three and nine months ended September 30, 2017 compared to the three months ended September 30, 2016 and the period May 20, 2016 (Inception) to September 30, 2016.

Other Income (Expense)

There were not any other expenses in 2016. In 2017 there was a nominal other expense of $14 for the three and nine months ended September 30, 2017

Net Loss

We reported a net loss of $62,855 and $181,949 for the three and nine months ended September 30, 2017 as compared to a net loss of $5,092 and $23,892 for the three months ended September 30, 2016 and the period May 20, 2016 (Inception) to September 30, 2016.

Liquidity and Capital Resources

At September 30, 2017, we had a cash balance of $91. Our working capital deficit was $178,325 at September 30, 2017.

We reported a net increase in cash for the nine months ended September 30, 2017 of $91.

Accrued expenses and accounts payable were $4,000 and $1,000, respectively as of September 30, 2017.

The Company is considered to be in the development stage and we had minimal sales during the three and nine months ended September 30, 2017. There were not any sales generated in 2016. Our net sales are not sufficient to fund our operating expenses. We will need to raise significant additional capital to fund our operating expenses, pay our obligations, and grow our company. We reported a net loss of $181,949 for the nine months ended September 30, 2017. At September 30, 2017 we had a working capital deficit of $178,325. We do not anticipate we will be profitable in 2017. Therefore our operations will be dependent on our ability to secure additional financing. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. If we are successful in securing additional working capital, we intend to increase our marketing efforts to grow our revenues. Included in our Notes to the financial statements for the year ended December 31, 2016 and nine months ended September 30, 2017 is a discussion regarding Going Concern.

19

Operating activities

Net cash used in operating activities for the nine months ended September 30, 2017 amounted to $76,577 and was attributable to our net loss of $181,949 and deferred rent of $975 offset by a $450 reduction in our security deposit, an increase in accounts payable of $1,000, an increase in accrued expenses of $2,898 and an increase in accrued officer compensation of $101,999. Net cash used in operating activities for the period May 20, 2016 (Inception) to September 30, 2016 amounted to $4,932 and was attributable to our net loss of $23,892, offset by stock compensation of $18,960.

Financing activities

Net cash provided by financing activities were $76,668 for the nine months ended September 30, 2017. We received proceeds from shareholder contributions of $81,583 and made repayments of shareholder contributions of $4,915. Net cash provided by financing activities were $4,932 for the period May 20, 2016 (Inception) to September 30, 2016. We received proceeds from shareholder contributions of $4,932.

Recent Accounting Pronouncements and Adoption of New Accounting Principles

In February 2016, the FASB issued Accounting Standards Update, Leases (Topic 842), intended to improve financial reporting about leasing transactions. The ASU affects all companies and other organizations that lease assets such as real estate, airplanes, and manufacturing equipment. Under the new guidance, a lessee will be required to recognize assets and liabilities for leases with lease terms of more than 12 months. Consistent with current Generally Accepted Accounting Principles (GAAP), the recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee primarily will depend on its classification as a finance or operating lease. However, unlike current GAAP—which requires only capital leases to be recognized on the balance sheet, the new ASU will require both types of leases to be recognized on the balance sheet. The ASU on leases will take effect for all non-public companies for fiscal years beginning after December 15, 2018.

In February 2016, the FASB issued Accounting Standards Codification, Revenue from Contracts with Customers (Topic 606) intended to provide guidance related to general criteria for revenue recognition including identifying the contracts with a customer, identifying the performance obligations in the contracts, determining the transaction price, allocating the transaction price to the performance obligations in the contracts, and recognizing revenue when the entity satisfies a performance obligation by transferring a promised good or service to a customer. This standard was adopted by the Company effective January 1, 2017.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its consolidated financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations.

20

Off Balance Sheet Arrangements

We have not entered into any other financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as stockholder’s equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity.

Item 3. Properties

Our principal office is located at 2 Greenwich Office Park, Suite 300, Greenwich, CT 06831. We lease this space on a month to month basis at a cost of $1,000 per month. We believe that this space is sufficient for our current needs. If this lease is not renewed or we seek to lease additional space, we anticipate that we will be able to lease space at competitive rates.

Item 4. Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, the number of shares of common stock owned of record and beneficially by executive officers, directors, persons who hold 5% or more of our outstanding common stock, and by all officers and directors as a group:

Name	# Shares Owned Beneficially	Percentage of Ownership (%)
Lynda Chervil	18,800,000 Class B Common Shares and 120,000 Class A Common Shares	99.79	(1)
Aude Soichet	20,000 Class A Common Shares	.11	(1)
Jennifer Buzzelli	10,000 Class A Common Shares	.05	(1)(2)

1. Percent of ownership is based on the total number of issued and outstanding shares of the Company’s Class A and Class B common shares of 18,960,000

2.These shares are subject to forfeiture if Ms. Buzelli is not a director on August 26, 2018.

21

Item 5. Directors and Executive Officers.

Lynda Chervil – Chairman/President/CEO/Treasurer/Secretary

Lynda Chervil is our sole officer and Chairperson of the Board of Directors. She graduated from New York University with a Master of Science in Integrated Marketing Communications and has held many roles in new business sales development, executive leadership, sales management, marketing strategy development, deployment and implementation. Prior to venturing into entrepreneurial pursuits, Ms. Chervil led and managed a consumer and commercial bank market of $1.1 billion at Wells Fargo Bank for five years with full P/L accountability. She is both a Fellow of the Institute of Consulting and Chartered Management Institute in the United Kingdom and a recipient of Level 7 Award in Professional Consulting conferred by both the Institute of Consulting and the Chartered Management Institute for writing a disquisition on Strategy Consulting. She is a Member of Luxury Society and author of Fool’s Return and Project Odyssey.

Aude Soichet - Director

Aude Soichet is Television Producer for Nightline at ABC News and has worked for ABC News/Walt Disney since 2004. She was Segment Producer for Nightline, ABC News; Anchor Producer for ABC News Now and Segment Producer for ABC News Now. Prior to joining ABC News, Ms. Soichet was Director of Development for Television and Creative Executive for Television at Zoetrope, Francis Ford Coppola where in both roles, she developed expertise in finding source materials which can be turned into motion picture content such as feature films, television series and television movies and had oversight over program development from internal review to pilot production; identified, developed and managed new program concepts while working with both producers and studio executives to persuade media corporations for funding.

In 2009, the National Academy of Television Arts and Science recognized Ms. Soichet with an Emmy Award for Outstanding Investigative Journalism for Nightline, ABC News. Amongst many notable professional accolades, she is a one- time Winner of the George Foster Peabody Award and three times Edward R Murrow Award Winner. In both 2009 and 2010, she was nominated to News & Documentary Emmy Award for Outstanding Investigative Journalism in a News Magazine for Nightline and ABC News. In 2011 and 2012, she also was nominated to News & Documentary Emmy Award for Outstanding Live Coverage of Current News Story for ABC News Special Events, ABC World News and Nightline. Ms. Soichet graduated from Bryn Mawr College with a Bachelor of Science degree in Cultural Anthropology.

Jennifer Buzzelli - Director

Jennifer Buzzelli is a veteran distribution and content executive with more than 20 years of international and domestic media experience. In the past two decades, she has developed strategic business and creative partnerships with Television. Having worked on both sides of the Atlantic in the US and in Europe in both the UK and Spain, she brings a unique understanding of how to best manage content globally. Since June 2015 Ms. Buzzelli has worked as Senior Vice President, North American Acquisitions for TRX TV where she is responsible for acquiring content for TRX, a new business to business online deal making tool for the buying and selling of content while working with TRX Tv’s Chairman and CEO to formulate global strategy and rollout plan.

22

From September 2011 -October 2012, Ms. Buzzelli worked for Turner Broadcasting in Madrid, Spain where she was responsible for developing the programming and launch strategy for truTV in EMEA and worked with Turner Content Solutions to formulate program distribution strategies in key territories. Prior to her assignment in Spain, from February 2003through December 2010 she was Vice President of International Distribution & Co Production at Turner Broadcasting in New York City and was responsible for managing offices in Latin America, Asia and Italy for negotiating program licensing agreements with major studios, distributors and independent producers. Amongst many other roles held, she was Program Sales Manager at National Geographic Television in London, UK where she was responsible for program sales in Scandinavia, Benelux, Central and Eastern Europe.

Ms. Buzzelli holds a Bachelor of Arts degree in Film & Television Production from the University of North Carolina-Chapel Hill and is Member of BAFTA.

Item 6. Executive Compensation

On July 15, 2016, the Company’s Board of Directors approved a corporate resolution whereby Lynda Chervil will receive a salary of $175,000 per year commencing August 1, 2016 and continuing for a period of two years. Her salary is being accrued and at September 30, 2017 was $174,916.

Members of our Board of Directors receive 10,000 shares of our Class A Common Stock annually in consideration for serving on our Board of Directors.

Item 7. Certain Relationships and Related Transactions and Director Independence

The Company’s Chief Executive Officer advanced $9,386 in 2016 to the Company which was included in additional paid in capital on the balance sheet as contributed capital.

During the nine months’ ended September 30, 2917 the Company’s Chief Executive Officer advanced $81,583 to the Company and was repaid $4,915 with the remaining balance of $76,668 treated as contributed Capital.

Item 8. Legal Proceedings.

No proceedings are pending to which the Company or any of its property is subject, nor to the knowledge of the Company, are any such legal proceedings threatened against the Company.

23

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Not applicable.

The Company’s common stock does not trade on any exchange or on any electronic quotation system.

Item 10. Recent Sale of Unregistered Securities.

On May 26, 2016 the Company issued 18,800,000 shares of Class B Common Stock to the Company’s founder and Chief Executive Officer, Lynda Chervil. On July 15, 2016 Ms. Chervil was issued an additional 120,000 shares of Class A Common Stock as executive compensation.

On July 15, 2016 the Company issued 10,000 shares of its Class A Common Stock to both Mark Deutsch and Myron Gould, who are former directors, and 20,000 shares of our Class A Common Stock to Aude Soichet; a current director.

On October 26, 2017 the Company granted Jennifer Buzzelli, a newly appointed director 10,000 shares of the Company’s Class A common stock which will cliff vest on August 26, 2018.

1tem 11. Description of Registrant’s Securities to be Registered

The Company is authorized to issue 100,000,000 shares of capital stock of which 81,200,000 shall be designated Class A Common Stock at $0.001 par value and 18,800,000 shares be designated Class B Common Stock at $0.001 par value.

The powers, preferences and rights of the Class A Common Stock and Class B Common Stock and the qualification, limitations and restrictions thereof, are in all respects identical except that each Class A Common Stock has one vote per share on all matters brought to a vote of the shareholders and holders of our Class B Common Stock have three votes per share on all matters brought to a vote of the shareholders.

The future issuance of all or part of its remaining authorized common stock may result in substantial dilution in the percentage of its common stock held by its then existing stockholders. The Company may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by the Company’s investors, and might have an adverse effect on any trading market for the Company’s common stock that may develop.

No stockholder has any preemptive right or other similar right to purchase or subscribe for any additional securities issued by us, and no stockholder has any right to convert the common stock into other securities. No shares of common stock are subject to redemption or any sinking fund provisions. All the outstanding shares of our common stock are fully paid and non-assessable. Our shareholders of common stock are entitled to dividends when, as and if declared by our board from funds legally available therefore and, upon liquidation, to a pro-rata share in any distribution to shareholders. We do not anticipate declaring or paying any cash dividends on our common stock in the foreseeable future.

24

Item 12. Indemnification of Directors and Officers

To the fullest extent permitted under Delaware law, our directors and officers shall not be personally liable to the Company or our stockholders for damages for breach of such director’s or officer’s fiduciary duty. The effect of this is to eliminate our rights and the rights of our stockholders (through stockholders’ derivative suits on behalf of the Company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our articles are necessary to attract and retain qualified persons as directors and officers.

Delaware corporate law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he was a director, officer employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue

25

Luxury Trine Digital Media Group, Inc.

Table of Contents

Item 13. Financial Statements and Supplemental Data

Page
Consolidated Balance Sheet at September 30, 2017 (unaudited) and December 31, 2016	F-1

Consolidated Statement of Operations for the Three Months Ended September 30, 2017 and 2016 and for the Nine Months Ended September 30, 2017 and for the period May 20, 2016 (Inception) to September 30, 2016 (unaudited)	F-2

Consolidated Statement of Cash Flows for the Nine Months Ended September 30, 2017 and for the Period May 20, 2016 (Inception) to September 30, 2016 (unaudited)	F-3

Notes to unaudited Financial Statements	F-4 - F-9

Report of Independent Registered Public Accounting Firm	F-10

Balance Sheet at December 31, 2016	F-11

Statement of Operations for the period May 20, 2016 (Inception) To December 31, 2016	F-12

Statement of Changes in Stockholders’ Deficit for the period May 20, 2016 (Inception) to December 31, 2016	F-13

Statement of Cash Flows for the period May 26, 2016 (Inception) to December 31, 2016	F-14

Notes to Financial Statements	F-15 - F-21

27

Luxury Trine Digital Media Group, Inc.

Consolidated Balance Sheet

	September 30, 2017	December 31, 2016
	(Unaudited)
ASSETS
Current Assets
Cash Cash	$91	$-
Security deposit Security deposit	1,500	1,950
Total Current Assets	1,591	1,950

TOTAL ASSETS	$1,591	$1,950

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Accounts payable	1,000	-
Accrued expenses	4,000	1,102
Accrued compensation - officer	174,916	72,917
Deferred rent	-	975
Total Current Liabilities	179,916	74,994

Total Liabilities	179,916	74,994

Commitments and contingencies (see Note 3)

STOCKHOLDERS’ DEFICIT
Common Stock, $0.001 par value 100,000,000 authorized
Common Stock Class A, 81,200,000 Shares Designated,160,000 shares issued and outstanding as of September 30, 2017 and December 31, 2016	160	160
Common Stock Class B, 18,800,000 Shares Designated, 18,800,000 shares issued and outstanding as of September 30, 2017 and December 31, 2016	18,800	18,800
Additional paid-in-capital	86,054	9,386
Accumulated Deficit	(283,339)	(101,390)

Total Stockholders’ Deficit	(178,325)	(73,044)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$1,591	$1,950

See accompanying notes to unaudited consolidated financial statements

F-1

Luxury Trine Digital Media Group, Inc.

Consolidated Statement of Operations

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,	For the Period May 20, 2016 (Inception) to September 30,
	2017	2016	2017	2016

Revenue	$432	$-	$820	$-
Total Revenue	432	-	820	-

Operating Expenses:
Selling, General and Administrative	12,438	322	23,960	322
Marketing and Public Relations	231		231	-
Rent Expense	2,843	4,610	10,490	4,610
Software Development	2,709		16,824	-
Compensation and Related Taxes	45,052	160	131,250	18,960
Total Operating Expenses	63,273	5,092	182,755	23,892

Loss from Operations	(62,841)	(5,092)	(181,935)	(23,892)

Other Income (Expenses):
Other Expense	(14)	-	(14)	-
Total Other Income (Expenses)	(14)	-	(14)	-

Net Loss	(62,855)	(5,092)	(181,949)	(23,892)

Net Loss Per Common Share:
Basic	$(0.00)	$(0.00)	$(0.01)	$(0.00)
Diluted	$(0.00)	$(0.00)	$(0.01)	$(0.00)

Weighted Average Common Shares Outstanding:
Basic	18,960,000	18,935,385	18,960,000	18,897,008
Diluted	18,960,000	18,935,385	18,960,000	18,897,008

See accompanying notes to unaudited consolidated financial statements

F-2

Luxury Trine Digital Media Group, Inc.

Consolidated Statement of Cash Flows

(Unaudited)

	For the Nine Months Ended September 30, 2017	For the Period May 20, 2016 (Inception) to September 30, 2016

Cash flows from Operating activities
Net Loss	$(181,949)	$(23,892)
Adjustments to Reconcile Net Loss to Net Cash used in Operating Activities:
Stock compensation	-	18,960
Changes in operating assets and liabilities:
Security deposit	450	-
Accounts payable	1,000	-
Accrued expenses	2,898	-
Accrued compensation	101,999	-
Deferred rent	(975)	-
Cash used in operating activities	(76,577)	(4,932)

Cash flows from financing activities
Repayments to shareholder	(4,915)	-
Proceeds from shareholder contributions	81,583	4,932
Cash provided by financing activities	76,668	4,932

Net change in cash	91	-
Cash at beginning of period	-	-
Cash at end of period	$91	$-

Supplemental cash flow information
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

See accompanying notes to unaudited consolidated financial statements

F-3

Luxury Trine Digital Media Group, Inc.

Notes to Unaudited Consolidated Financial Statements

September 30, 2017

(Unaudited)

NOTE 1 – NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Luxury Trine Digital Media Group, Inc. (“Luxury Trine”) was incorporated in the State of Delaware on May 20, 2016 and its consolidated Variable Interest Entity (“VIE”), Trine Digital Broadcasting Ltd., was incorporated in the United Kingdom on July 3, 2017. Luxury Trine Digital Media Group Inc. is a new media company that markets brands and advertisers’ products and services to help increase market share and break into new market segments. The company’s business model focuses on diversification across products, services, locations, customers and markets. We seek to engage in different businesses within the media industry that fall under one ecosystem including digital publishing, digital marketing, digital broadcasting, consumer research, information security management systems, media planning and buying. Our strategies deploy multi-media communication channels to deepen product penetration within well targeted and unique market segments; creating new markets with clear, identifiable organic integration and promotional extension activities that communicate brands value propositions to digital media users with advanced technologies to leverage scale and efficiency. The Company’s goal is to become a media conglomerate with diverse business segments in media, telecommunication and media-technology integrated across voice, data, internet services, cloud based managed hi performance Wi-Fi networks. The VIE’s business intent is to expand the business of Luxury Trine in the United Kingdom.

Principles of Consolidation

The unaudited consolidated financial statements include the accounts of the Company and its consolidated VIE. In the preparation of unaudited consolidated financial statements of the Company, intercompany transactions and balances are eliminated in consolidation.

Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”) for interim financial information and with the instructions to Form 10-Q and Article 8-03 of Regulation S-X. Accordingly, the unaudited consolidated financial statements do not include all of the information and footnotes required by US GAAP for complete financial statements. The unaudited consolidated financial statements and notes included herein should be read in conjunction with the annual consolidated financial statements and notes for the year ended December 31, 2016 included in our Form 10.

In the opinion of management, all adjustments (consisting of normal recurring items) necessary to present fairly the Company’s financial position as of September 30, 2017, and the results of operations and cash flows for the nine months ending September 30, 2017 have been included. The results of operations for the nine months ended September 30, 2017 are not necessarily indicative of the results to be expected for the full year.

Variable Interest Entity

ASC 810-10-25-38, “Consolidation of Variable Interest Entities” requires a variable interest entity (“VIE”) to be consolidated by a company if that company absorbs a majority of the VIE’s expected losses and/or receives a majority of the entity’s expected residual returns as a result of holding variable interests. Trine Digital Broadcasting Ltd. is a variable interest entity as defined by ASC 810-10-25-38. As Luxury Trine owns 49.9% of the VIE and the founder (CEO) majority shareholder (a related party) of Luxury Trine controls the remaining 50.1%, Luxury Trine has been determined to be the primary beneficiary of this VIE. The VIE was formed to expand the business of Luxury Trine into the United Kingdom. There are no formal explicit arrangements as of September 30, 2017 that requires Luxury Trine to provide financial support to the VIE, although financial support is implied by the relationship. There were no assets and liabilities of the VIE as of September 30, 2017. During the nine months ended September 30, 2017, there was $2,346 of contributed capital of the Company that was used for formation expense of the VIE. Related to consolidated VIEs, it is the Company’s policy not to present non-controlling interest separately on the Company’s financial statements.

F-4

Luxury Trine Digital Media Group, Inc.

Notes to Unaudited Consolidated Financial Statements

September 30, 2017

(Unaudited)

Risks and Uncertainties for Development Stage Company

We are considered to be in the development stage as defined in the accounting standards since we have not commenced planned principal operations. Our activities since inception include devoting substantially all of our efforts to business planning and development. Additionally, we have allocated a substantial portion of our time and investment to the completion of our development activities to launch our marketing plan and generate revenues and to raising capital. We have generated no revenue from operations. The Company’s activities during the development stage are subject to significant risks and uncertainties.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates made by management in the accompanying financial statements include, but are not limited to the fair value of stock based compensation and the deferred tax asset valuation allowance.

Cash and Cash Equivalents

All highly liquid investments with maturity of three months or less are considered to be cash equivalents. The Company places its cash with a high credit quality financial institution. The Company’s account at this institution is insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. As of September 30, 2017 and December 31, 2016 the Company did not reached bank balances exceeding the FDIC insurance limit.

Fair Value of Financial Instruments

The Company follows FASB ASC 820, “Fair Value Measurements and Disclosures” (“ASC 820”), for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair value measurements establishes a framework for measuring fair value and expands disclosure about such fair value measurements.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities

Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data

Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

FASB ASC 825-10-25 Fair Value Option expands opportunities to use fair value measurements in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value. The Company did not elect the fair value options for any of its qualifying financial instruments.

The carrying amounts reported in the balance sheet for cash, accounts payable, and accrued expenses approximate their estimated fair market value based on the short-term maturity of these instruments.

F-5

Luxury Trine Digital Media Group, Inc.

Notes to Unaudited Consolidated Financial Statements

September 30, 2017

(Unaudited)

Impairment of Long-Lived Assets

Long-Lived Assets of the Company are reviewed for impairment whenever events or circumstances indicate that the carrying amount of assets may not be recoverable, pursuant to guidance established in ASC 360-10-35-15, “Impairment or Disposal of Long-Lived Assets”. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value.

Revenue Recognition

The Company adopted the guidance of the FASB ASC 606 “Revenue from Contracts with Customers” on January 1, 2017 and in general will record revenue when a contract with the rights of the parties identified has been approved and the parties have committed to the contract, payment terms have been established, the contract has commercial substance, performance obligations have been satisfied and collectability is probable. There was no cumulative effect of the adoption of ASC 606 “Revenue from Contracts with Customers” since the Company is in the development stage and had no revenues in 2016.

Advertising

Advertising is expensed as incurred. Advertising expenses for the nine months ended September 30, 2017 and for the period from May 20, 2016 (inception) through December 31, 2016 was $231 and $0, respectively.

Income Taxes

Income taxes are accounted for under the asset and liability method as prescribed by ASC Topic 740: Income Taxes (“ASC 740”). Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities, and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance, when in the Company’s opinion it is likely that some portion or the entire deferred tax asset will not be realized.

Pursuant to ASC Topic 740-10: Income Taxes related to the accounting for uncertainty in income taxes, the evaluation of a tax position is a two-step process. The first step is to determine whether it is more likely than not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigation based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50% likelihood of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met. The accounting standard also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures, and transition. The adoption had no effect on the Company’s financial statements. The tax year ending December 31, 2016 is subject to examination by the Internal Revenue Service.

Stock Based Compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

F-6

Luxury Trine Digital Media Group, Inc.

Notes to Unaudited Consolidated Financial Statements

September 30, 2017

(Unaudited)

Pursuant to ASC Topic 505-50, for share-based payments to consultants and other third-parties, compensation expense is determined at the “measurement date.” The expense is recognized over the service period of the award. Until the measurement date is reached, the total amount of compensation expense remains uncertain. The Company initially records compensation expense based on the fair value of the award at the reporting date.

Net Loss per Share

ASC 260 “Earnings Per Share”, requires dual presentation of basic and diluted earnings per share (“EPS”) with a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. Basic EPS excludes dilution. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Basic net loss per common share is computed by dividing net loss available to common shareholders by the weighted average number of shares of common shares outstanding during the period. Diluted net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period.

Net loss per share for each class of common stock is as follows:

	Nine months ended	For the period from May 20, 2016 (Inception) to
Net loss per common shares outstanding:	September 30, 2017	September 30, 2016
Class A common stock	$(0.01)	$(0.01)
Class B common stock	$(0.01)	$(0.01)

Weighted average shares outstanding:
Class A common stock	160,000	160,000
Class B common stock	18,800,000	18,800,000
Total weighted average shares outstanding	18,960,000	18,960,000

Concentration of Credit Risks

Financial instruments that potentially subject the company to credit risk consist principally of cash and cash equivalents and receivables. The Company places its cash and cash equivalents with financial institutions. Deposits are insured to Federal Deposit Insurance Corp. limits. At September 30, 2017 and December 31, 2016 there was no uninsured cash.

Related Parties

A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

F-7

Luxury Trine Digital Media Group, Inc.

Notes to Unaudited Consolidated Financial Statements

September 30, 2017

(Unaudited)

Recent Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update, Leases (Topic 842), intended to improve financial reporting about leasing transactions. The ASU affects all companies and other organizations that lease assets such as real estate, airplanes, and manufacturing equipment. Under the new guidance, a lessee will be required to recognize assets and liabilities for leases with lease terms of more than 12 months. Consistent with current Generally Accepted Accounting Principles (GAAP), the recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee primarily will depend on its classification as a finance or operating lease. However, unlike current GAAP—which requires only capital leases to be recognized on the balance sheet— the new ASU will require both types of leases to be recognized on the balance sheet. The ASU on leases will take effect for all public companies for fiscal years beginning after December 15, 2018.

In February 2016, the FASB issued Accounting Standards Codification, Revenue from Contracts with Customers (Topic 606) intended to provide guidance related to general criteria for revenue recognition including identifying the contracts with a customer, identifying the performance obligations in the contracts, determining the transaction price, allocating the transaction price to the performance obligations in the contracts, and recognizing revenue when the entity satisfies a performance obligation by transferring a promised good or service to a customer. The Company adopted this standard effective January 1, 2017.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 2 – GOING CONCERN CONSIDERATIONS

The accompanying unaudited consolidated financial statements are prepared assuming the Company will continue as a going concern. At September 30, 2017, the Company had an accumulated deficit of $283,339, a stockholders’ deficit of $178,325 and a working capital deficiency of $178,325. For the nine months ended September 30, 2017, the Company had a net loss of $181,949 and net cash used in operating activities of $76,577. These matters raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issue date of this report. The ability of the Company to continue as a going concern is dependent upon initiating sales and obtaining additional capital and financing. The Company plans on raising funds through a private placement in which the Company will be offering for sale 5,000,000 shares of our common stock, $0.001 par value per share, at $2.00 per share. The offering is to be made in reliance upon an exemption from registration under the federal securities laws provided by Rule 506(c) of Regulation D as promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended. As of the date of this report no funds have been raised and no future commitments have been received under this private placement. There is currently no public market for our common stock. While the Company believes in the viability of its strategy to initiate sales volume and in its ability to raise additional funds, there can be no assurances to that effect. The consolidated financial statements do not include adjustments to reflect the possible effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

NOTE 3 – COMMITMENTS AND CONTINGENCIES

For the period of July 1, 2016 through September 30, 2016 the Company incurred a monthly rent expense, without a lease, of approximately $1,500 per month. On October 23, 2016 the Company executed an Office License Agreement to lease office space commencing on October 1, 2016 with a twelve month term ending on September 30, 2017. The monthly license fee is $1,300 per month with the first month at no charge. The company recognized deferred rent of $1,300 on October 1, 2016 which will be amortized on a straight line basis over the term of the agreement. The Company also incurred a refundable security deposit of $1,950 related to the Office License Agreement. On June 30, 2017, the Company executed an Amendment to License Agreement which effective July 1, 2017 reduced the monthly lease expense from $1,300 to $1,000 per month and reduced the security deposit from $1,950 to $1,500. The term of the lease was extended to December 31, 2017 and defaulted to a month to month basis on January 1, 2018.

F-8

Luxury Trine Digital Media Group, Inc.

Notes to Unaudited Consolidated Financial Statements

September 30, 2017

(Unaudited)

Rent expense for the nine months ended September 30, 2017 and for the period of May 20, 2016 (Inception) to September 30, 2016 was $10,490 and $4,610, respectively. As of September 30, 2017, $3,500 and included in accrued expenses.

In March 2017 the Company executed a video contact licensing agreement with guaranteed fees of $500; $1,000; $1,500; $2,000 and $2,500 for June; July; August; September; and October and thereafter, respectively. As of September 30, 2017, $3,500 was owed.

NOTE 4 – STOCKHOLDERS’ DEFICIT

On May 26, 2016 the Company issued 18,800,000 Class B Common Shares as founder shares for services rendered. The shares were immediately vested and therefore valued at their estimated grant date fair value of a nominal $.001 per share and recognized as compensation expense of $18,800 on the grant date.

On July 15, 2016 the Company issued 120,000 Class A Common Shares related to executive compensation. The shares were immediately vested and therefore valued at their estimated grant date fair value of a nominal $.001 per share and recognized as compensation expense of $120 on the grant date.

On July 15, 2016 the Company also issued 40,000 Class A Common Shares to three different board members related to board member services. The shares were immediately vested and therefore valued at their estimated grant date fair value of a nominal $.001 per share and recognized as compensation expense of $40 on the grant date.

In July 2017, as part of the formation of the VIE an affiliate paid $2,346 of formation costs which was recorded as capital contribution.

NOTE 5 – RELATED PARTY TRANSACTIONS

The Company’s Chief Executive Officer has advanced $9,386 in funds to the Company in 2016 which is included in additional paid- in capital on the balance sheet of the Company as of December 31, 2016.

During the nine months ended September 30, 2017 the Company’s Chief Executive Officer advanced $81,583 in funds to the Company and was repaid $4,915 which is included in additional paid- in capital on the balance sheet of the Company as of September 30, 2017.

In 2016 the Company did not have a bank account; consequently, the Company used a related party affiliate’s bank account to conduct business transactions. In January 2017 the Company opened a bank account.

NOTE 6 – SUBSEQUENT EVENTS

Management has assessed subsequent events through January 23, 2018, the date on which the financial statements were available to be issued.

On October 26, 2017 the Board of Directors granted a new Director 10,000 Class A shares which will be recognized ratably through August 26, 2018. If the Director is not employed at the cliff vesting date of August 26, 2018, the shares will be forfeited. The Company intends to value the shares at the PPM price of $2.00 per share.

The Company plans on raising funds through a private placement in which the Company will be offering for sale 5,000,000 shares of our common stock, $0.001 par value per share, at $2.00 per share. The offering is to be made in reliance upon an exemption from registration under the federal securities laws provided by Rule 506(c) of Regulation D as promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended. As of the date of this report no funds have been raised and no future commitments have been received under this private placement.

On December 31, 2017 the Amendment to a License Agreement related to the monthly lease payments ended and on January 1, 2018 the lease defaulted to a month to month basis.

The Company (Licensee) signed a Licensing Agreement with the CEO of the Company (Licensor) effective January 22, 2018. The License Agreement grants the Licensee the exclusive rights to use a patent pending owned by the Licensor in connection with the expansion of the Licensee’s business operations. The term of the License Agreement shall be for five years (the “Initial Term”) and shall be renewed for three additional five year terms unless notice of cancellation is provided at least ninety days prior to the termination date of either the Initial Term or any extension thereof. The Licensee shall pay the Licensor a licensing fee of $100 per annum with the first annual payment due one year from the execution of the Licensing Agreement.

F-9

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of:

Luxury Trine Digital Media Group, Inc.

We have audited the accompanying balance sheet of Luxury Trine Digital Media Group, Inc. as of December 31, 2016 and the related statements of operations, changes in stockholders’ deficit, and cash flows for the period from May 20, 2016 (Inception) to December 31, 2016. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Luxury Trine Digital Media Group, Inc. as of December 31, 2016 and the results of its operations and its cash flows for the period from May 20, 2016 (Inception) to December 31, 2016 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company had an accumulated deficit of $101,390, a stockholders’ deficit of $73,044 and a working capital deficit of $73,044 at December 31, 2016 and had a net loss of $101,390 and net cash used in operating activities of $9,386 for the period from May 20, 2016 (Inception) to December 31, 2016. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan in regards to these matters is also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

January 23, 2018

2295 NW Corporate Blvd., Suite 240 ● Boca Raton, FL 33431-7328

Phone: (561) 995-8270 ● Toll Free: (866) CPA-8500 ● Fax: (561) 995-1920

www.salbergco.com ● info@salbergco.com

Member National Association of Certified Valuation Analysts ● Registered with the PCAOB

Member CPAConnect with Affiliated Offices Worldwide ● Member AICPA Center for Audit Quality

F-10

Luxury Trine Digital Media Group, Inc.

Balance Sheet

December 31, 2016
ASSETS
Current Assets
Security deposit	1,950
Total Current Assets	1,950

TOTAL ASSETS	$1,950

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Accrued expenses	1,102
Accrued compensation - officer	72,917
Deferred rent	975
Total Current Liabilities	74,994

Total Liabilities	74,994

Commitments and contingencies (see Note 3)

STOCKHOLDERS’ DEFICIT
Common Stock, $0.001par value 100,000,000 authorized
Common Stock Class A, 81,200,000 Shares Designated, 160,000 shares issued and outstanding as of December 31, 2016	160
Common Stock Class B, 18,800,000 Shares Designated, 18,800,000 shares issued and outstanding as of December 31, 2016	18,800
Additional paid-in-capital	9,386
Accumulated Deficit	(101,390)
Total Stockholders’ Deficit	(73,044)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$1,950

The accompanying notes are an integral part of these financial statements

F-11

Luxury Trine Digital Media Group, Inc.

Statement of Operations

For the Period May 20, 2016 (Inception) to December 31, 2016
Operating Expenses:
Selling, General and Administrative	1,534
Rent Expense	7,979
Compensation and Related Taxes	91,877
Total Operating Expenses	101,390

Net Loss	$(101,390)

Net Loss Per Common Share:
Basic	$(0.01)
Diluted	$(0.01)

Weighted Average Common Shares Outstanding:	18,923,470
Basic	18,923,470
Diluted

The accompanying notes are an integral part of these financial statements

F-12

Luxury Trine Digital Media Group, Inc.

Statement of Changes in Stockholders’ Deficit

For the period from May 20, 2016 (Inception) to December 31, 2016

	Common Stock Class A		Common Stock Class B		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance, May 20, 2016 (Inception)	-	$-		$-	$-	$-	$-

Issuance of Founder’s Shares	-	-	18,800,000	18,800	-	-	18,800
Issuance of common shares for compensation	160,000	160	-	-	-	-	160
Shareholder contributions	-	-	-	-	9,386	-	9,386
Net Loss	-	-	-	-	-	(101,390)	(101,390)

Balance, December 31, 2016	160,000	$160	18,800,000	$18,800	$9,386	$(101,390)	$(73,044)

The accompanying notes are an integral part of these financial statements

F-13

Luxury Trine Digital Media Group, Inc.

Statement of Cash Flows

For the Period May 20, 2016 (Inception) to December 31, 2016
Cash flows from Operating activities
Net Loss	$(101,390)
Adjustments to Reconcile Net Loss to Net Cash used in Operating Activities:
Stock compensation	18,960
Changes in operating assets and liabilities:
Security deposit	(1,950)
Accrued expenses	1,102
Accrued compensation	72,917
Deferred rent	975
Cash used in operating activities	(9,386)

Cash flows from financing activities
Proceeds from shareholder contributions	9,386
Cash provided by financing activities	9,386

Net change in cash	-
Cash at beginning of period	-
Cash at end of period	$-

Supplemental cash flow information
Cash paid for interest	$-
Cash paid for income taxes	$-

The accompanying notes are an integral part of these financial statements

F-14

Luxury Trine Digital Media Group, Inc.

Notes to Financial Statements

December 31, 2016

NOTE 1 – NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Luxury Trine Digital Media Group, Inc., (the “Company”, “we”, “our”), was incorporated in the State of Delaware on May 20, 2016. Luxury Trine Digital Media Group Inc., is a new media company that markets brands and advertisers’ products and services to help increase market share and break into new market segments. The company’s business model focuses on diversification across products, services, locations, customers and markets. We seek to engage in different businesses within the media industry that fall under one ecosystem including digital publishing, digital marketing, digital broadcasting, consumer research, information security management systems, media planning and buying. Our strategies deploy multi-media communication channels to deepen product penetration within well targeted and unique market segments; creating new markets with clear, identifiable organic integration and promotional extension activities that communicate brands value propositions to digital media users with advanced technologies to leverage scale and efficiency.

Risks and Uncertainties for Development Stage Company

We are considered to be in the development stage as defined in the accounting standards since we have not commenced planned principal operations. Our activities since inception include devoting substantially all of our efforts to business planning and development. Additionally, we have allocated a substantial portion of our time and investment to the completion of our development activities to launch our marketing plan and generate revenues and to raising capital. We have generated no revenue from operations. The Company’s activities during the development stage are subject to significant risks and uncertainties.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates made by management in the accompanying financial statements include, but are not limited to the fair value of stock based compensation and the deferred tax asset valuation allowance.

Cash and Cash Equivalents

All highly liquid investments with maturity of three months or less are considered to be cash equivalents. The Company places its cash with a high credit quality financial institution. The Company’s account at this institution is insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. As of December 31, 2016 the Company did not reached bank balances exceeding the FDIC insurance limit.

Fair Value of Financial Instruments

The Company follows FASB ASC 820, “Fair Value Measurements and Disclosures” (“ASC 820”), for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair value measurements establishes a framework for measuring fair value and expands disclosure about such fair value measurements.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

F-15

Luxury Trine Digital Media Group, Inc.

Notes to Financial Statements

December 31, 2016

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities

Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data

Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

FASB ASC 825-10-25 Fair Value Option expands opportunities to use fair value measurements in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value. The Company did not elect the fair value options for any of its qualifying financial instruments.

The carrying amounts reported in the balance sheet for accrued expenses approximate their estimated fair market value based on the short-term maturity of these instruments.

Impairment of Long-Lived Assets

Long-Lived Assets of the Company are reviewed for impairment whenever events or circumstances indicate that the carrying amount of assets may not be recoverable, pursuant to guidance established in ASC 360-10-35-15, “Impairment or Disposal of Long-Lived Assets”. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value.

Revenue Recognition

The Company intends to follow the guidance of the FASB ASC 606 “Revenue from Contracts with Customers” and in general will record revenue when a contract with the rights of the parties identified has been approved and the parties have committed to the contract, payment terms have been established, the contract has commercial substance, performance obligations have been satisfied and collectability is probable.

Advertising

Advertising is expensed as incurred. Advertising expenses for the period from May 20, 2016 through December 31, 2016 was $0.

Income Taxes

Income taxes are accounted for under the asset and liability method as prescribed by ASC Topic 740: Income Taxes (“ASC 740”). Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities, and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance, when in the Company’s opinion it is likely that some portion or the entire deferred tax asset will not be realized.

F-16

Luxury Trine Digital Media Group, Inc.

Notes to Financial Statements

December 31, 2016

Pursuant to ASC Topic 740-10: Income Taxes related to the accounting for uncertainty in income taxes, the evaluation of a tax position is a two-step process. The first step is to determine whether it is more likely than not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigation based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50% likelihood of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met. The accounting standard also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures, and transition. The adoption had no effect on the Company’s financial statements. The tax year ending December 31, 2016 is subject to examination by the Internal Revenue Service.

Stock Based Compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

Pursuant to ASC Topic 505-50, for share-based payments to consultants and other third-parties, compensation expense is determined at the “measurement date.” The expense is recognized over the service period of the award. Until the measurement date is reached, the total amount of compensation expense remains uncertain. The Company initially records compensation expense based on the fair value of the award at the reporting date.

Net Loss per Share

ASC 260 “Earnings Per Share”, requires dual presentation of basic and diluted earnings per share (“EPS”) with a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. Basic EPS excludes dilution. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Basic net loss per common share is computed by dividing net loss available to common shareholders by the weighted average number of shares of common shares outstanding during the period. Diluted net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period.

Net loss per share for each class of common stock is as follows:

Year ended
Net loss per common shares outstanding:	31-Dec-16
Class A common stock	$(0.01)
Class B common stock	$(0.01)

Weighted average shares outstanding:
Class A common stock	160,000
Class B common stock	18,800,000
Total weighted average shares outstanding	18,960,000

F-17

Luxury Trine Digital Media Group, Inc.

Notes to Financial Statements

December 31, 2016

Concentration of Credit Risks

Financial instruments that potentially subject the company to credit risk consist principally of cash and cash equivalents and receivables. The Company places its cash and cash equivalents with financial institutions. Deposits are insured to Federal Deposit Insurance Corp. limits. At December 31, 2016 there was no uninsured cash.

Related Parties

A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

Segment Reporting

Separate segment data has not been presented as the Company meets the criteria for aggregation as permitted by ASC Topic 280, “Segment Reporting” (formerly Statement of Financial Accounting Standards (SFAS) No. 131, “Disclosures About Segments of an Enterprise and Related Information”).

Our chief operating decision-maker is considered to be our Chief Executive Officer (CEO). The CEO reviews financial information presented on a consolidated basis for purposes of making operating decisions and assessing financial performance. The financial information reviewed by the CEO is identical to the information presented in the accompanying consolidated statements of operations. Therefore, the Company has determined that it operates in a single operating segment. For the year ended December 31, 2016 all material assets of the Company were in the United States.

Recent Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update, Leases (Topic 842), intended to improve financial reporting about leasing transactions. The ASU affects all companies and other organizations that lease assets such as real estate, airplanes, and manufacturing equipment. Under the new guidance, a lessee will be required to recognize assets and liabilities for leases with lease terms of more than 12 months. Consistent with current Generally Accepted Accounting Principles (GAAP), the recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee primarily will depend on its classification as a finance or operating lease. However, unlike current GAAP—which requires only capital leases to be recognized on the balance sheet the— new ASU will require both types of leases to be recognized on the balance sheet. The ASU on leases will take effect for all public companies for fiscal years beginning after December 15, 2018.

In February 2016, the FASB issued Accounting Standards Codification, Revenue from Contracts with Customers (Topic 606) intended to provide guidance related to general criteria for revenue recognition including identifying the contracts with a customer, identifying the performance obligations in the contracts, determining the transaction price, allocating the transaction price to the performance obligations in the contracts, and recognizing revenue when the entity satisfies a performance obligation by transferring a promised good or service to a customer. The Company adopted this standard effective January 1, 2017.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations.

F-18

Luxury Trine Digital Media Group, Inc.

Notes to Financial Statements

December 31, 2016

NOTE 2 – GOING CONCERN CONSIDERATIONS

The accompanying financial statements are prepared assuming the Company will continue as a going concern. At December 31, 2016, the Company had an accumulated deficit of $101,390, a stockholders’ deficit of $73,044 and a working capital deficiency of $73,044. The Company had a net loss of $101,390 and net cash used in operating activities for the period of May 20, 2016 (Inception) through December 31, 2016 totaled $9,386. These matters raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issue date of this report. The ability of the Company to continue as a going concern is dependent upon initiating sales and obtaining additional capital and financing. The Company plans on raising funds through a private placement in which the Company will be offering for sale 5,000,000 shares of our common stock, $0.001 par value per share, at $2.00 per share. The offering is to be made in reliance upon an exemption from registration under the federal securities laws provided by Rule 506(c) of Regulation D as promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended. As of the date of this report no funds have been raised and no future commitments have been received under this private placement. There is currently no public market for our common stock. While the Company believes in the viability of its strategy to initiate sales volume and in its ability to raise additional funds, there can be no assurances to that effect. The financial statements do not include adjustments to reflect the possible effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

NOTE 3 – COMMITMENTS AND CONTINGENCIES

For the period of July 1, 2016 through September 30, 2016 the Company incurred a monthly rent expense, without any lease, of approximately $1,500 per month. On October 23, 2016 the Company executed an Office License Agreement to lease office space commencing on October 1, 2016 with a twelve month term ending on September 30, 2017. The monthly license fee is $1,300 per month with the first month at no charge. The company recognized deferred rent of $1,300 on October 1, 2016 which will be amortized on a straight line basis over the term of the agreement. The Company also incurred a refundable security deposit of $1,950 related to the Office License Agreement.

The below chart displays the minimum annual lease payments for the Company.

Year ended:
2017	$13,800
$13,800

Rent expense for the year ended December 31, 2016 was $7,979.

NOTE 4 – STOCKHOLDERS’ DEFICIT

The Company has two classes of capital stock; Class A Common Shares and Class B Common Shares. The powers preferences and rights of both classes are identical except each share of Class A Common Stock is entitled to one vote per share and each share of Class B Common Stock is entitled to three votes per share.

On May 26, 2016 the Company issued 18,800,000 Class B Common Shares as founder shares for services rendered. The shares were immediately vested and therefore valued at their estimated grant date fair value of a nominal $.001 per share and recognized as compensation expense of $18,800 on the grant date.

On July 15, 2016 the Company issued 120,000 Class A Common Shares related to executive compensation. The shares were immediately vested and therefore valued at their estimated grant date fair value of a nominal $.001 per share and recognized as compensation expense of $120 on the grant date.

F-19

Luxury Trine Digital Media Group, Inc.

Notes to Financial Statements

December 31, 2016

On July 15, 2016 the Company also issued 40,000 Class A Common Shares to three different board members related to board member services. The shares were immediately vested and therefore valued at their estimated grant date fair value of a nominal $.001per share and recognized as compensation expense of $40 on the grant date.

NOTE 5 – INCOME TAXES

The Company accounts for income taxes under ASC Topic 740: Income Taxes which requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carry forwards. ASC Topic 740 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. There was no income tax expense in 2016 due to net losses in 2016. The Company has aggregate net operating losses of $9,513 for income tax purposes as of December 31, 2016 which may be available to reduce future taxable income through 2036.

The table below summarizes the differences between the Company’s effective tax rate and the statutory federal rate of 35% as follows for the year ended December 31, 2016:

2016
Tax benefit computed at “expected” statutory rate	$(35,487)

State income taxes, net of federal benefit	(3,549)
Stock compensation	7,300
Increase in valuation allowance	31,736
Net income tax benefit	$-

Deferred tax assets and liabilities are provided for significant income and expense items recognized in different years for tax and financial reporting purposes. Temporary differences, which give rise to net deferred tax assets are as follows:

Deferred tax assets:
Net operating loss carryforward	$3,663
Accrued salaries	28,073
Total Deferred tax assets	31,736
Less: Valuation allowance	(31,736)
$-

After consideration of all the evidence, both positive and negative, management has recorded a full valuation allowance at December 31, 2016 due to the uncertainty of realizing the deferred income tax assets.

NOTE 6 – RELATED PARTY TRANSACTIONS

The Company’s Chief Executive Officer has advanced $9,386 in funds to the Company in 2016 which is included in additional paid- in capital on the balance sheet of the Company as of December 31, 2016.

In 2016 the Company did not have a bank account; consequently, the Company used a related party affiliate’s bank account to conduct business transactions.

F-20

Luxury Trine Digital Media Group, Inc.

Notes to Financial Statements

December 31, 2016

NOTE 7 – SUBSEQUENT EVENTS

Management has assessed subsequent events through January 23, 2018, the date on which the financial statements were available to be issued.

In March 2017 the Company executed a video contact licensing agreement with guaranteed fees of $500; $1,000; $1,500; $2,000 and $2,500 for June; July; August; September; and October and thereafter, respectively.

On June 30, 2017 the Company signed an Amendment to a License Agreement reducing the monthly lease payment to $1,000 from $1,300 effective July 1, 2017 and extending the term of the lease through December 31, 2017. On January 1, 2018 the lease defaulted to a month to month basis. The Amendment also reduced the security deposit from $1,950 to $1,500 which will be credited to future lease payments.

On July 3, 2017 the CEO of the Company formed Trine Digital Broadcasting Ltd. in the United Kingdom. Trine Digital Broadcasting is considered a Variable Interest Entity (“VIE”) and the Company is considered to be the primary beneficiary in accordance with ASC 810-10-25-38. Accordingly the Company will consolidate Trine Digital Broadcasting Ltd. into its financial statements effective on the formation date of the VIE.

On October 26, 2017 the Board of Directors granted a new Director 10,000 Class A shares which will be recognized ratably through August 26, 2018. If the Director is not employed at the cliff vesting date of August 26, 2018, the shares will be forfeited. The Company intends to value the shares at the PPM price of $2.00 per share.

The Company (Licensee) signed a Licensing Agreement with the CEO of the Company (Licensor) effective January 22, 2018. The License Agreement grants the Licensee the exclusive rights to use a patent pending owned by the Licensor in connection with the expansion of the Licensee’s business operations. The term of the License Agreement shall be for five years (the “Initial Term”) and shall be renewed for three additional five year terms unless notice of cancellation is provided at least ninety days prior to the termination date of either the Initial Term or any extension thereof. The Licensee shall pay the Licensor a licensing fee of $100 per annum with the first annual payment due one year from the execution of the Licensing Agreement.

The Company plans on raising funds through a private placement in which the Company will be offering for sale 5,000,000 shares of our common stock, $0.001 par value per share, at $2.00 per share. The offering is to be made in reliance upon an exemption from registration under the federal securities laws provided by Rule 506(c) of Regulation D as promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended. As of the date of this report no funds have been raised and no future commitments have been received under this private placement.

F-21

Item 14, Changes in and Disagreements with Accountant on Accounting and Financial Disclosure.

There are no changes in and disagreements between the Company and Salberg & Company P.A. (“Accountant and/or Auditor”) to serve as the Company’s Independent Registered Public Accounting Firm for the year ended December 31, 2016.

Item 15. Financial Statements and Exhibits

Exhibit No.	Description
3.1 *	Certificate of Incorporation
3.5 *	Bylaws

26

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

LUXURY TRINE DIGITAL MEDIA GROUP INC.
(Registrant)

By:	/s/ Lynda Chervil
Lynda Chervil, CEO

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LYNDA CHERVIL	President and Chief Executive Officer/Director	January 24, 2018
Lynda Chervil

/s/ Aude Soichet	Director	January 24, 2018
Aude Soichet

/s/ JENNIFER BUZZELLI	Director	January 24, 2018
Jennifer Buzzelli

27